UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant

To Section 18 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

NITAR TECH CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-127170	94-0476582
State or other jurisdiction of incorporation	Commission File Number	I.R.S. employer identification number

2283 ARGENTIA SQUARE, UNIT #8

MISSISSAUGA, ONTARIO, CANADA, L5N 5Z2

(Address of principal executive offices, including zip code)

(905) 824-5306  EXT. 201]

(Registrant's telephone number, including area code)

None

(Former Address If Changed since Last Report)

Item 8.01 Other Events

 On July 30, 2007, Nitar Tech Corp. (‘NITAR) signed a Letter of Intent to Purchase Allsafe Cable Co., Ltd. (Allsafe), an established manufacturer of wire products specific to the television and computer industry. The NITAR Board of Directors has satisfactorily completed a thorough due-diligence process and preparations are underway to finalize a definitive Purchase Agreement.

Allsafe is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong, with offices located in Taipei City, Taiwan. Allsafe’s core business is the manufacturing of sheathed copper wire in rolled bundles that are purchased, utilized and included in electronic consumer products. Allsafe creates the finished product via a manufacturing process that creates bare copper wire, plates it with tin, twists the wire, sheaths the wire with extruded insulation and packages the completed product prior to shipping.

 At present, Allsafe has 22 products consisting of LAN Cable, USB Cable, Coaxial Cable and various wire products certified by Underwriters Laboratory. The AllSafe Hook-up Wire Production monthly output is 35,000 KM and the Computer Cable Production monthly output is 11,000 KM.

Item 9.01

Financial Statements and Exhibits

Exhibit No.

10.1

 Letter of Intent to Purchase Allsafe Cable Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nitar Tech Corp.

(Registrant)

Dated: July 30, 2007

By

s/s

______________________

Luiz O. Brasil

President

Table of Contents

      LETTER OF INTENT TO PURCHASE
  REPRESENTATIONS AND WARRANTIES

EXHIBIT 10.1

LETTER OF INTENT TO PURCHASE

This letter made as of the 30th day of July, 2007 between NITAR TECH CORP. ("NITAR") and all owners of ALLSAFE CABLE CO. LTD.  (hereinafter referred as “The Seller”) is for the purpose of setting forth the terms and conditions, subsequent to satisfactory due diligence, upon which NITAR will acquire from The Seller, 100% of  all rights, shares and assets of ALLSAFE CABLE CO. LTD.  21/F., Fee Tat Comm Ctr, 613 Nathan Road, Kowloon, Hong Kong

In consideration of the mutual promises, covenants, and representations contained herein,

THE SELLER and NITAR AGREE AS FOLLOWS:

ARTICLE I

NITAR agrees to transfer Twelve Million (12,000,000) NITAR Common Shares to the Seller. under the following conditions,

THE SELLER shall transfer and assign to NITAR all assets, shares and all other tangible and intangible property rights and ownership pursuant to this Letter of Intent between the Seller and NITAR.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

NITAR is a corporation duly organized, validly existing, and in good standing under the laws of The State of Delaware, has all necessary corporate powers to enter into this Letter of Intent. All actions taken by the Directors and/or shareholders of NITAR have been valid and in accordance with the laws of The State of Delaware.

SELLER is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong, has all necessary corporate powers to enter into this Letter of Intent. All actions taken by the Directors and/or shareholders of SELLER have been valid and in accordance with the laws of Hong Kong.

The execution and delivery of this Letter of Intent by NITAR, will not conflict with, or result in; any of the provisions of, or constitute a default under any law, or other Letter of Intent or instrument to which any of them are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, that would cause The Seller to be liable to any other party.

None of representations and warranties made by either NITAR or The SELLER; or in any certificate or memorandum furnished, or to be furnished hereunder by NITAR or The SELLER, contains or will contain, any untrue statement of a material fact, or omit any material fact, the omission of which would be misleading to the other party.

Both NITAR and The SELLER have complied with, and is not in violation of any local statute, law, and/or regulation pertaining to The Seller.

Neither NITAR nor SELLER is subject to, or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

Prior to the closing, both NITAR and SELLER will conduct his business in the normal course, and shall not, without the prior written approval of NITAR, incur any liabilities not disclosed to NITAR, acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party.

This Letter of Intent and any provision hereof, may not be waived, changed, modified, or discharged by any media other than a the reception of a hand delivered document, specifying the agreed upon changes and signed by the parties hereto.

This Letter of Intent contains the entire understanding between the parties hereto, and supersedes all prior Letters of Intent and understandings, whether oral,  written or via transmitted media.

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given and will be deemed to have been delivered two (2) after deposit with a nationally recognized overnight delivery service, in each case, properly addressed, as set forth below, to the party to receive the same:

The Seller:

ALLSAFE CABLE CO. LTD.

5F, NO 166, Sinhu 2nd Road

Neihu District

Taipei City, Taiwan

NITAR:

NITAR TECH CORP

Luiz O. Brasil,  President

3950 Worthview Pl.

Mississauga, Ontario, Canada  L5N 6S7

All representations, warranties, covenants, contained in this Letter of Intent, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this Letter of Intent.

The parties hereto shall cooperate with each other to achieve the purpose of this Letter of Intent, and shall execute such other and further documentation, and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

Submitted and Received as of the 30th day of July, 2007.

ALLSAFE CABLE CO. LTD                                          NITAR TECH CORP.

By: _______/S/ Peter Chang __                                          __________/S/ Luiz O Brasil

       Peter Chang, Director                                                   Luiz O. Brasil, President

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